Exhibit 10.93

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is made and entered into as of December 31, 2013 by and among BROADVOXGO!, LLC, a Delaware limited liability company (“Broadvox”) and CYPRESS COMMUNICATIONS, LLC, a Delaware limited liability company (“Cypress” and together with Broadvox, “Assignors”), pursuant to that certain Asset Purchase and Sale Agreement dated as of August 30, 2013 (the “Purchase Agreement”) by and among Assignors, FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Fusion”) and FUSION BVX, LLC fka FUSION BROADVOX ACQUISITION CORP., a Delaware limited liability company (“FBVX” and together with Fusion, “Assignees”).

WHEREAS, Assignors and Assignees are Parties to the Purchase Agreement, pursuant to which Assignors have agreed to sell and Assignees have agreed to purchase the Acquired Assets, and as partial consideration therefore, to assume the Assumed Liabilities to the extent provided in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, Assignors have agreed to assign certain rights and agreements to Assignees, and Assignees have agreed to assume certain obligations of Assignors, as set forth therein.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption. Assignors hereby assign, sell, transfer and set over (collectively, the “Assignment”) to Assignees all of the Acquired Assets, including but not limited to the Assumed Contracts and the Assumed Liabilities. Assignees hereby accept the Assignment and assume the Acquired Assets, including but not limited to the Assumed Contracts and the Assumed Liabilities, and agree to observe and perform all of the duties, obligations, terms, provisions and covenants of, and to pay and discharge, all of the Assumed Liabilities to the extent provided in the Purchase Agreement. Assignees assume no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignors.

3. Purchase Agreement Conflicts. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. To the extent provided in the Purchase Agreement, Assignors covenant and agree to execute and deliver, at the request of Assignees, such further instruments of transfer and assignment and to take such other action as Assignees may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

5. Consent to Assignment. This Assignment and Assumption Agreement shall not constitute an assignment of any claim, contract, permit, franchise, or license if the attempted assignment thereof, without the consent of the other party thereto, would constitute a breach of such claim, contract, permit, franchise, or license or in any way adversely affect the rights of Assignors thereunder. If such consent is not obtained, or if any attempted assignment thereof would be ineffective or would adversely affect the rights of Assignors thereunder so that Assignees would not in fact receive all such rights, then the provisions of Section 6.15 of the Purchase Agreement shall apply.

6. No Additional Remedies. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Assignees and their successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Assignees and their successors and assigns.

     7.  Incorporation by Reference of Certain Provisions of the Purchase Agreement.  The provisions of Sections 10.1 (Expenses), 10.2 (Notices), 10.6 (Headings), 10.7 (Counterparts; Facsimile/Email Signatures), 10.8 (Governing Law, Mediation; Venue), and 10.12 (Delays and Omissions; Waiver) of the Purchase Agreement shall apply to this Assignment and Assumption Agreement are and hereby incorporated by reference.

8.   Successors and Assigns.  This Assignment and Assumption Agreement and the covenants and agreements contained herein shall survive the Closing and shall inure to the benefit of and be binding on Assignees and Assignors and their respective successors and assigns.

9.  Entire Agreement; Amendment.  This Assignment and Assumption Agreement, the Purchase Agreement and the documents contemplated thereby constitute the entire understanding of Assignors and Assignees with respect to the subject matter hereof. This Assignment and Assumption Agreement may not be amended except in a writing signed by Assignors and Assignees.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignors and Assignees have caused this Assignment and Assumption Agreement to be executed as of the 31st day of December 2013.

BROADVOXGO!, LLC (“BROADVOX”)	CYPRESS COMMUNICATIONS, LLC (“CYPRESS”)
By: /s/Andre Temnorod	By: Eugene Blumin

Title: Chief Executive Officer	Title: President

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (“FUSION”)	FUSION BVX, LLC (“FBVX”)

By: Gordon Hutchins, Jr.	By: Gordon Hutchins, Jr.

Title: President	Title: President